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                                                                      Exhibit 99


                         CERTIFICATE OF VICE PRESIDENT
                                    -------
                                       OF

                            MMA PRAXIS MUTUAL FUNDS


I, Walter B. Grimm, Vice President of MMA Praxis Mutual Funds (hereafter the "Company") hereby certify that the following is a true copy of the resolutions adopted by the Board of Trustees on February 23, 2004, and now in full force and effect, and that the Board of Trustees of the Company has, and at the time of the adoption of said resolutions had, full power and lawful authority to adopt the said resolutions and to confer the powers thereby granted to the officers therein named, who had full power and lawful authority to exercise the same:

            RESOLVED, that the filing with the SEC of a Post-Effective Amendment to the Funds' Registration Statement on Form N-1A pursuant to Rule 485(a) of the Securities Act of 1933, as amended, for the annual updates of the MMA Praxis Intermediate Income Fund, MMA Praxis Core Stock Fund, MMA Praxis International Fund, and MMA Praxis Value Index Fund, is, and all actions of the officers of the Funds in preparing and filing the Post Effective Amendment be, and the same hereby are, approved; and

            FURTHER RESOLVED, that the officers of the Funds be, and they hereby are, authorized in the name and on behalf of the Funds to execute, or grant power of attorney to counsel to execute, any and all Registration Statements applicable to the Funds, to execute, or grant power of attorney to counsel to execute, any amendments or supplements thereto in such form as may be approved by counsel; and to file or authorize the filing of such documents, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Executed this 26th day of February, 2004.

                        /s/ Walter B. Grimm
                        -------------------------------
                        Walter B. Grimm, Vice President




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